Exhibit 99.1

Nuvera Chief Operating Officer Barb Bornhoft Retires After 35 Years of Dedicated Service

New Ulm, Minnesota (May 22, 2025) – Nuvera Communications, Inc., a diversified communications company, announced today that Barb Bornhoft, vice president and chief operating officer will be retiring effective May 22, 2025.

“Barb’s organizational leadership throughout years of company evolution, and her deep commitment to developing our team, have been hallmarks of her career at Nuvera,” said Glenn Zerbe, Nuvera’s president and chief executive officer. “We celebrate Barb’s contributions and congratulate her on a well-earned retirement.”

Bornhoft was appointed vice president and chief operating officer in 1998 and had responsibility for various operational functions at Nuvera. Before her current role, Barb served in administrative and human resources roles. With Barb’s leadership, Nuvera launched the Gig Cities initiative three years ago, building a new fiber network and expanding the company’s service areas into several new communities.

“It’s been an honor to serve this great company and work with dedicated, talented people who care deeply about each other, our customers, and the communities we serve,” said Bornhoft. “I’m proud to retire as the company is in a new chapter of opportunity and growth with dedicated leaders stepping forward ready to guide the future of the company.”

As part of the leadership transition, Nuvera has promoted several leaders to support the company’s fiber-forward strategy. Mary Korthour is now vice president of customer experience, leading the team responsible for sales, marketing, products, and customer care. Kathy Lund has been promoted to vice president of technical services, leading network construction, service delivery, innovation, and internal technical support. Polly Glaser is now senior director of human resources and administration, leading human resources, corporate administration, and compliance.

“As a New Ulm native, I am especially grateful for the values Barb’s leadership embodied —hard work, clear ethics, and genuine respect for the contributions of others," said Jim Seifert, chair of the Nuvera Board of Directors. "We thank Barb for her service and wish her well in retirement.”

To read more about Nuvera’s executive leadership team, go to Nuvera.net.

Media Contact

Jan Speer, Sr. Director of Marketing

952.226.9778

janspeer@nuvera.net

About Nuvera

Nuvera Communications is a leading Minnesota broadband provider headquartered in New Ulm, Minnesota. Nuvera’s state-the-art fiber network provides reliable and affordable residential internet service through both fiber-to-the neighborhood and newly expanding Gig-speed fiber-to-the-home services. Nuvera also provides business services including fiber internet, voice, hosting and managed services. Nuvera serves residents and businesses in New Ulm, Glencoe, Goodhue, Hutchinson, Litchfield, Prior Lake, Redwood Falls, Elko New Market, Savage, Sleepy Eye, Springfield and surrounding communities. Nuvera also serves customers in Aurelia, Iowa. Nuvera is a Fiber Minnesota partner which cooperatively enables connectivity for multi-location business customer locations, wireless towers and network connectively to major internet connection transport points. Nuvera Communications, Inc., is a publicly held corporation. For more information about Nuvera or to purchase stock, visit http://www.nuvera.net/investors

Forward Looking Statements

From time to time, in reports filed with, or furnished to the United States Securities and Exchange Commission, in press releases, and in other communications to shareholders or the investing public, we may make forward-looking statements concerning possible or anticipated future financial performance, business activities or plans. These statements generally are identified by the words “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “may,” “will,” “would,” “seeks,” “targets,” “continues,” “should,” “will be,” “will continue,” or similar expressions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, or achievements of Nuvera and its subsidiaries to be different from those expressed or implied in the forward-looking statements.

For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the federal securities laws. Shareholders and the investing public should understand that these forward-looking statements are subject to risks and uncertainties that could affect our actual results and cause actual results to differ materially from those indicated in the forward-looking statements.

These risks and uncertainties may include, but are not limited to:

•	our decision to actively build and deploy the largest infrastructure project in our company history through the Nuvera Gig Cities™ project construction that we first announced in December 2021;
•	our ability to attract and retain customers in our service areas, including the areas serviced by our fiber initiative;
•	our ability to finance the deployment of our ongoing infrastructure project and meet our liquidity and capital needs;
•	our ability to declare cash dividends in the near-future in light of our commitment to actively build and deploy our largest infrastructure project and support
•	our current debt structure may change due to increases in interest rates or our ability to comply with lender loan covenants or any decision we may make to seek additional debt capital;
•	elimination of, or changes in the structure or level of, federal or state governmental network support we receive;
•	unfavorable general economic conditions that could negatively affect our operating results;
•	possible customer payment defaults:
•	possible future substantial regulatory change and increased competition;
•	our possible pursuit of acquisitions could be expensive or unsuccessful;
•	we may not accurately predict technological trends or the success of new products
•	a failure in our operational systems or infrastructure could affect our operations;
•	data security breaches to us or our customers; and
•	possible replacement or turnover of management or key personnel.